Exhibit 4.2

THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT THE SECURITIES EVIDENCED BY THIS UNIT PURCHASE OPTION MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION AGREES THAT THE SECURITIES EVIDENCED BY THIS UNIT PURCHASE OPTION WILL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS UNIT PURCHASE OPTION OR THE SECURITIES EVIDENCED BY THIS UNIT PURCHASE OPTION, FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN TO ANY MEMBER PARTICIPATING IN THE OFFERING AND THE OFFICERS OR PARTNERS THEREOF, IF ALL SECURITIES SO TRANSFERRED REMAIN SUBJECT TO THE LOCK-UP RESTRICTION SET FORTH ABOVE FOR THE REMAINDER OF THE TIME PERIOD.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF 276,470 UNITS

OF SONOMA PHARMACEUTICALS, INC.

1.                Unit Purchase Option.

THIS CERTIFIES THAT, in consideration of $100.00 duly paid by or on behalf of [_________________] (“Holder”), as registered owner of this Unit Purchase Option, to Sonoma Pharmaceuticals, Inc. (the “Company”), Holder is entitled, at any time or from time to time commencing on the 180th day after the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) pursuant to which certain units of securities are offered for sale to the public (the “Offering”) (the “Commencement Date”), and at or before 5:00 p.m., Eastern Time, on the fifth anniversary of the Effective Date (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 267,470 units (the “Units”) of the Company, each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Shares”) and warrants to purchase 133,735 Shares (the “Warrant(s)”). Each Warrant is the same as the warrants included in the Units being registered for sale to the public (the “Public Warrants”) under the Securities Act of 1933, as amended (the “Act”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Unit Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Unit Purchase Option. This Unit Purchase Option is initially exercisable at $1.25 per Unit (or 125% of the public offering price of the unit of securities being sold in the Offering) so purchased; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Unit Purchase Option, including the exercise price per Unit and the number of Units to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. In no event shall the Company be required to net cash settle this Unit Purchase Option.

2.                Exercise.

(a)             Exercise Procedure. In order to exercise this Unit Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Unit Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash or by certified check or official bank check. Any exercise of this Unit Purchase Option shall be irrevocable. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Unit Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

(b)             Legend. If required by applicable law at the time of any exercise, each certificate for the securities purchased under this Unit Purchase Option shall bear a legend as follows unless such securities have been registered under the Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law.”

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(c)             Cashless Exercise.

(i)              In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Unit Purchase Option is exercisable (and in lieu of being entitled to receive Shares and Warrants) in the manner required by Section 2(a), the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Unit Purchase Option into Units consisting of Shares and Warrants (the “Conversion Right”) as follows:

(A)       Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Shares equal to the quotient obtained by dividing (x) the Value of the portion of the Unit Purchase Option being converted by (y) the Current Market Price of a Share.

(B)       The “Value” of the portion of the Unit Purchase Option being converted shall equal the remainder derived by subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Unit Purchase Option being converted, from (b) the Current Market Value of a Unit multiplied by the number of Units underlying the portion of the Unit Purchase Option being converted.

(C)       As used herein, the term “Current Market Value” per Unit at any date means the remainder derived by subtracting (x) the exercise price of the Warrants multiplied by the number of Shares issuable upon exercise of the Warrants underlying one Unit from (y) the Current Market Price of the Shares multiplied by the number of Shares included within one Unit and underlying the Warrants included within one Unit.

(D)       The “Current Market Price” of a Share shall mean (i) if the Shares are listed on a national securities exchange or quoted on the OTCQB or OTCQX (or any successor exchange or entity), the closing or last sale price of the Shares in the principal trading market for the Shares on the last trading day preceding the day in question as reported by the exchange, the OTCQB or OTCQX, as the case may be; (ii) if the Shares are not listed on a national securities exchange or quoted on the OTCQB or OTCQX, but are traded in the residual over-the-counter market, the closing bid price for the Shares on the last trading day preceding the date in question for which such quotations are reported in the “Pink Sheets” published by OTC Markets Group, Inc. or similar publisher of such quotations; and (iii) if the fair market value of the Shares cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

(ii)            The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Unit Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

(d)             Resale of Shares. Holder and the Company acknowledge that as of the date hereof the Staff of the Division of Corporation Finance of the SEC has published Compliance & Disclosure Interpretation 528.04 in the Securities Act Rules section thereof, stating that the holder of securities issued in connection with a public offering may not rely upon Rule 144 promulgated under the Act to establish an exemption from registration requirements under Section 4(1) under the Act, but may nonetheless apply Rule 144 constructively for the resale of such shares in the following manner: (a) provided that six months has elapsed since the last sale under the registration statement, an underwriter or finder may resell the securities in accordance with the provisions of Rule 144(c), (e), and (f), except for the notice requirement; (b) a purchaser of the shares from an underwriter receives restricted securities unless the sale is made with an appropriate, current prospectus, or unless the sale is made pursuant to the conditions contained in (a) above; (c) a purchaser of the shares from an underwriter who receives restricted securities may include the underwriter’s holding period, provided that the underwriter or finder is not an affiliate of the issuer; and (d) if an underwriter transfers the shares to its employees, the employees may tack the firm’s holding period for purposes of Rule 144(d), but they must aggregate sales of the distributed shares with those of other employees, as well as those of the underwriter or finder, for a six-month period from the date of the transfer to the employees. Holder and the Company also acknowledge that the Staff of the Division of Corporation Finance of the SEC has advised in various no-action letters that the holding period associated with securities issued without registration to a service provider commences upon the completion of the services, which the Company agrees and acknowledges shall be the closing of the Offering, and that Rule 144(d)(3)(ii) provides that securities acquired from the issuer solely in exchange for other securities of the same issuer shall be deemed to have been acquired at the same time as the securities surrendered for conversion (which the Company agrees is the date of the initial issuance of this Unit Purchase Option). In the event that following a request by Holder to transfer the Shares in accordance with Compliance & Disclosure Interpretation 528.04 counsel for the Company reasonably concludes that Compliance & Disclosure Interpretation 528.04 no longer may be relied upon as a result of changes in applicable laws, regulations, or interpretations of the SEC Division of Corporation Finance, or as a result of judicial interpretations not known by the Company or its counsel on the date hereof (either, a “Registration Trigger Event”), then the Company shall promptly, and in any event within five (5) business days following the request, provide written notice to Holder of such determination. As a condition to giving such notice, the Company shall offer Holder a single demand registration right pursuant to an agreement in form reasonably acceptable to the Holder; provided that notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 2 shall terminate on the fifth anniversary of the effective date of the Registration Statement pursuant to which the Offering is being made. In the absence of such conclusion by counsel for the Company, the Company shall, upon request of Holder given no earlier than six months after the final closing of the Offering, instruct its transfer agent to permit the transfer of such shares in accordance with Compliance & Disclosure Interpretation 528.04, provided that Holder has provided such documentation as shall be reasonably be requested by the Company to establish compliance with the conditions of Compliance & Disclosure Interpretation 528.04.

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3.                Transfer.

(a)             Restrictions—General. The securities evidenced by this Unit Purchase Option shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of, this Unit Purchase Option (or any securities underlying this Unit Purchase Option) for a period of one hundred eighty (180) days following the Effective Date to anyone other than to any member participating in the Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Unit Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within three business days transfer this Unit Purchase Option on the books of the Company and shall execute and deliver a new Unit Purchase Option or Unit Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

(b)             Restrictions—Securities. The securities evidenced by this Unit Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4.                New Unit Purchase Options to be Issued.

(a)             Partial Exercise. Subject to the restrictions in Section 3 hereof, this Unit Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Unit Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price, the Company shall cause to be delivered to the Holder without charge a new Unit Purchase Option of like tenor to this Unit Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Unit Purchase Option has not been exercised or assigned.

(b)             Loss, Theft, Destruction. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Unit Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Unit Purchase Option of like tenor and date. Any such new Unit Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.                Adjustments.

(a)             Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Unit Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

(i)              If after the date hereof, and subject to the provisions of Section 5(c) below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split-up of Shares or other similar event, then, on the effective date thereof, the number of Shares underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of Shares, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and immediately prior to such dividend this Unit Purchase Option is for the purchase of one Unit at $10.00 per whole Unit (with each Warrant underlying the Units being exercisable for $12.00 per share), upon effectiveness of the dividend, this Unit Purchase Option will be adjusted to allow for the purchase of one Unit at $10.00 per Unit, each Unit entitling the holder to receive two Shares and two Warrants (each Warrant exercisable for $6.00 per share).

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(ii)            If after the date hereof, and subject to the provisions of Section 5(c), the number of outstanding Shares is decreased by a consolidation, combination or reclassification of the Shares or other similar event, then, on the effective date thereof, the number of Shares underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of Shares, and the exercise price applicable thereto, issuable upon exercise of the Warrants included in each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company effects a one-for-two stock reverse stock split and immediately prior to such stock split this Unit Purchase Option is for the purchase of one Unit at $10.00 per whole Unit (with each Warrant underlying the Units being exercisable for $12.00 per share), upon effectiveness of the stock split, this Unit Purchase Option will be adjusted to allow for the purchase of one Unit at $10.00 per Unit, each Unit entitling the holder to receive 0.5 Shares and 0.5 Warrants (each Warrant exercisable for $24.00 per share).

(iii)          In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5(a)(i) or 5(a)(ii) hereof or that solely affects the par value of such Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Unit Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Unit Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event plus the aggregate exercise price of the Shares underlying the Warrants immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Unit Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 5(a)(i) or 5(a)(ii), then such adjustment shall be made pursuant to Sections 5(a)(i) or 5(a)(ii) and this Section 5(a)(iii). The provisions of this Section 5(a)(iii) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(iv)           This form of Unit Purchase Option need not be changed because of any change pursuant to this Section 5, and Unit Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Unit Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Unit Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

(b)             Substitute Unit Purchase Option. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Unit Purchase Option providing that the holder of each Unit Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Unit Purchase Option) to receive, upon exercise of such Unit Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Shares of the Company for which such Unit Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Unit Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in this Section 5. The above provision of this Section 5 shall similarly apply to successive consolidations or mergers.

(c)             Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares or Warrants upon the exercise of the Unit Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by cashing out any fraction of Warrants, Shares or other securities, properties or rights.

6.                Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Warrants underlying the Unit Purchase Option, such number of Shares or other securities, properties or rights as shall be issuable upon the conversion or exercise thereof. The Company further covenants and agrees that upon exercise of the Warrants underlying the Unit Purchase Option and payment of the respective Warrant exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Unit Purchase Option shall be outstanding, the Company shall use its best efforts to cause all (i) Units issuable upon exercise of the Unit Purchase Option, and (ii) Shares issuable upon exercise of the Warrants included in the Units issuable upon exercise of the Unit Purchase Option to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in connection with the Offering may then be listed and/or quoted; provided, however, that the Company shall only be required to comply with (i) above to the extent the Units issued to the public in the Offering are still listed on a securities exchange.

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7.                Certain Notice Requirements.

(a)             Right to Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Unit Purchase Option and its exercise, any of the events described in Section 7(b) shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company with respect to the events enumerated in Section 7(b) at the same time and in the same manner that such notice is given to all stockholders, even if less than fifteen days.

(b)             Enumerated Events. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

(c)             Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (the “Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

(d)             Notice Delivery. All notices, requests, consents and other communications under this Unit Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) If to the registered Holder of the Unit Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) If to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Sonoma Pharmaceuticals, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954

Attn: Chief Executive Officer

With a copy to (which shall not constitute Notice)

Amy Trombly

1314 Main St., Ste 102

Louisville, CO 80027

8.                Reserved.

9.                Miscellaneous.

(a)             Amendments. The Company and Dawson James Securities, Inc. may from time to time supplement or amend this Unit Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Dawson James Securities, Inc. may deem necessary or desirable and that the Company and Dawson James Securities, Inc. deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

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(b)             Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Unit Purchase Option.

(c)             Entire Agreement. This Unit Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Unit Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(d)             Binding Effect. This Unit Purchase Option shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Unit Purchase Option or any provisions herein contained.

(e)             Governing Law. This Unit Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Unit Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(f)              Waivers. The failure of the Company or the Holder to at any time enforce any of the provisions of this Unit Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Unit Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Unit Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Unit Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(g)             Counterparts. This Unit Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

(h)             Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Unit Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Unit Purchase Option by Holder, if the Company and Dawson James Securities, Inc. enter into an agreement (the “Exchange Agreement”) pursuant to which they agree that all outstanding Unit Purchase Options will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

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IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be signed by its duly authorized officer as of the 21st day of November, 2018.

Sonoma Pharmaceuticals, Inc.

By:	Name: Title:

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Form To Be Used To Exercise Unit Purchase Option

Sonoma Pharmaceuticals, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954

Attn: Chief Executive Officer

Date:                  , 201

The undersigned hereby elects irrevocably to exercise all or a portion of the within Unit Purchase Option and to purchase         Units of Sonoma Pharmaceuticals, Inc., and hereby makes payment of $         (at the rate of $        per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Shares and Warrants comprising the Units as to which this Unit Purchase Option is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to convert its right to purchase         Units purchasable under the within Unit Purchase Option by surrender of the unexercised portion of the attached Unit Purchase Option (with a “Value” based of $        based on a “Market Price” of $       ). Please issue the securities comprising the Units as to which this Unit Purchase Option is exercised in accordance with the instructions given below.

Signature

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INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name: __________________________

                     (Print in Block Letters)

Address: ________________________

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN UNIT PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

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Form To Be Used To Assign Unit Purchase Option

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Unit Purchase Option)

FOR VALUE RECEIVED,         does hereby sell, assign and transfer unto         the right to purchase         Units of Sonoma Pharmaceuticals, Inc., (the “Company”) evidenced by the within Unit Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:              , 201

Signature

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN UNIT PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

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